Exhibit 99.1

STATEMENT OF PRESIDENT UNDER 18 U.S.C. § 1350

In connection with the filing of the Quarterly Report of CILCORP Inc. on Form 10-Q for the period ending September 30, 2002 (the Report), I, Leonard M. Lee, the president of CILCORP Inc., certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that:

(i)            the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CILCORP Inc.

/s/ Leonard M. Lee
President
Date: November 8, 2002